UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 2, 2015 (November 2, 2015)

Brookdale Senior Living Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32641	20-3068069
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

111 Westwood Place, Suite 400, Brentwood, Tennessee		37027
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code	(615) 221-2250

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 2, 2015, the Board of Directors of Brookdale Senior Living Inc. (the "Company") appointed Labeed Diab as the Company's Chief Operating Officer and Lucinda Baier as the Company's Chief Financial Officer, each effective upon his or her starting date.  Mr. Diab is expected to start in his new role effective November 16, 2015, and Ms. Baier is expected to start in her new role effective December 1, 2015.  Upon Mr. Diab's starting date, he will assume the role of principal operating officer, which Mark Ohlendorf, the Company's current President and Chief Financial Officer, had assumed upon the departure of Gregory Richard.  Upon Ms. Baier's starting date, she will assume the role of principal financial officer, replacing Mr. Ohlendorf as principal financial officer.  Mr. Ohlendorf will continue to serve as the Company's President.

Labeed Diab, 45, has served in operational leadership roles for the Walmart US division of Wal-Mart Stores, Inc. since 2009, most recently serving as its President of Health and Wellness since 2014, its President of Midwest Division from 2011 to 2014, and its Vice President and General Manager from 2009 to 2011.  Prior to that, Mr. Diab served as Regional Vice President of Aramark's Health Care Division from 2006 to 2009 and as Regional Vice President for Rite Aid Corporation from 2003 to 2006.  Mr. Diab began his career as a Pharmacy Manager with American Stores Company and later in regional roles with CVS Caremark.  Mr. Diab is a Registered Pharmacist.

Lucinda Baier, 51, has more than fifteen years of executive leadership experience in accounting, taxation, finance and treasury functions, most recently serving as Chief Financial Officer of Navigant Consulting, Inc., a specialized global expert services firm, since March 2013 and its Executive Vice President since February 2013.  Prior to that, she was Executive Vice President, Chief Financial Officer and Chief Administrative Officer of Central Parking System, Inc., a leading firm in parking management and marketing, from August 2011 to October 2012, having previously served as its Senior Vice President and Chief Financial Officer since September 2010.  Ms. Baier served from July 2008 to February 2010 as Executive Vice President and Chief Financial Officer of Movie Gallery, Inc., and served from 2006 until July 2008 as Chief Financial Officer of World Kitchen, LLC.  In addition, Ms. Baier serves as a member of the Board of Directors and Audit Committee of The Bon-Ton Stores, Inc., one of the largest regional department store operators in the United States.  Ms. Baier is a Certified Public Accountant.

There are no arrangements or understandings between Mr. Diab or Ms. Baier and any other persons pursuant to which he or she was selected as an officer, nor are there any family relationships between Mr. Diab or Ms. Baier and any of the Company's directors or executive officers.  Additionally, there are no transactions involving Mr. Diab or Ms. Baier that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with Mr. Diab's and Ms. Baier's appointments, the Compensation Committee (the "Committee") of the Board of Directors of the Company approved the compensation arrangements described below, which are set forth in offer letters with each individual.

Mr. Diab's compensation arrangements include (i) an annual base salary of $585,000, (ii) beginning in 2016, eligibility to participate in the Company's annual cash incentive program generally applicable to members of the senior management executive committee, with a target cash bonus of 100% of his base salary, (iii) beginning in 2016, eligibility to participate in the Company's 2014 Omnibus Incentive Plan with an annual grant of time-based vesting and performance-based vesting restricted stock with an aggregate grant date fair value of $1,500,000 and vesting terms to be approved by the Committee; (iv) a cash sign-on bonus of $1,000,000; (v) upon or shortly after his start date, a one-time grant of time-based vesting restricted stock with a grant date fair value of $2,100,000, which will vest in three equal annual installments, subject to continued employment; and (vi) assistance with relocation expenses, including moving costs, costs associated with brokerage commissions and closing costs for the sale of Mr. Diab's home and purchase of a home in the Nashville area, and temporary housing in the Nashville area for up to 12 months.  Pursuant to his offer letter, if Mr. Diab voluntarily terminates employment or withdraws from full-time status prior to 12 months of his start date, he will be required to reimburse the Company for the amount of the sign-on bonus, and if he voluntarily terminates employment or withdraws from full-time status prior to 18 months of his start date, he will be required to reimburse the Company for the amount of his relocation expenses paid by the Company.

Ms. Baier's compensation arrangements include (i) an annual base salary of $550,000, (ii) beginning in 2016, eligibility to participate in the Company's annual cash incentive program generally applicable to members of the senior management executive committee, with a target cash bonus of 100% of her base salary, (iii) beginning in 2016, eligibility to participate in the Company's 2014 Omnibus Incentive Plan with an annual grant of time-based vesting and performance-based vesting restricted stock with an aggregate grant date fair value of $1,500,000 and vesting terms to be approved by the Committee; (iv) a cash sign-on bonus of $1,000,000; (v) upon or shortly after her start date, a one-time grant of restricted stock with a grant date fair value of $775,000, which will vest in three equal annual installments, subject to continued employment; and (vi) assistance with relocation expenses, including moving costs, costs associated with brokerage commissions and closing costs for the sale of Ms. Baier's home and purchase of a home in the Nashville area, and temporary housing in the Nashville area for up to 12 months.  Pursuant to her offer letter, if Ms. Baier voluntarily terminates employment or withdraws from full-time status prior to 12 months of her start date, she will be required to reimburse the Company for the amount of the sign-on bonus and her relocation expenses paid by the Company.

In addition, each of Mr. Diab and Ms. Baier will participate in the Company's Severance Pay Policy, Tier I, as amended (the "Policy"), as a Designated Officer (as defined therein), the terms of which are described in the Company's Proxy Statement filed with the Securities and Exchange Commission on May 20, 2015.  Under the Policy, if either executive is terminated by the Company without cause (as defined in the Policy) or by such executive with good reason (as defined in the Policy), in either case within 12 months following a change in control (as defined in the Policy), such executive will be entitled to receive:  (i) 300% of the executive's base salary (paid in installments over 18 months); (ii) 300% of the executive's target annual bonus opportunity for the year of termination (paid in a lump sum); (iii) payment of an annual cash bonus for the year of termination (to the extent earned under the terms of the annual incentive plan), pro-rated based on the number of days the executive was employed by the Company; and (iv) continued health insurance benefits for 18 months (subject to certain limitations).  If either executive is terminated by the Company without cause outside the context of a change in control, such executive will receive:  (i) 250% of the executive's base salary (paid in installments over 18 months); (ii) 250% of the executive's target annual bonus opportunity for the year of termination (paid in installments over 18 months); (iii) payment of an annual cash bonus for the year of termination (to the extent earned under the terms of the annual incentive plan), pro-rated based on the number of days the executive was employed by the Company; and (iv) continued health insurance benefits for 18 months (subject to certain limitations).  Payments and provision of benefits under the Policy are subject to the individual executing and delivering a waiver and release and the expiration of the applicable revocation period.

The Company will enter into an Indemnification Agreement with each of Mr. Diab and Ms. Baier in substantially the form of the Form Indemnification Agreement for Directors and Officers filed by the Company as an exhibit to the Company's Annual Report on Form 10-K filed with the SEC on February 28, 2011.

Section 7 — Regulation FD

Item 7.01                     Regulation FD Disclosure.

On November 2, 2015, the Company issued a press release announcing the management changes described in Item 5.02 of this report.  A copy of the press release is furnished herewith as Exhibit 99.1.  The press release furnished as Exhibit 99.1 attached hereto shall not be considered "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, unless the Company expressly sets forth by specific reference in such filing that such information is to be considered "filed" or incorporated by reference therein.

Section 9 — Financial Statements and Exhibits

Item 9.01                     Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release dated November 2, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROOKDALE SENIOR LIVING INC.

Date:	November 2, 2015	By:	/s/ Chad C. White
		Name:	Chad C. White
		Title:	Senior Vice President, Co-General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	Press Release dated November 2, 2015